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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 20, 1997


                             Varian Associates, Inc.
             (Exact name of registrant as specified in its charter)


     Delaware                  1-7598                     94-235945
------------------        ----------------          --------------------
  (State or other         (Commission File             (I.R.S. Employer
  jurisdiction of              Number)               Identification No.)
  incorporation)


        3050 Hansen Way
     Palo Alto, California                                   94304-1000
     ---------------------                                   ----------
     (Address of principal                                   (Zip Code)
       executive offices)

Registrant's telephone number, including area code:          (415) 493-4000


                                 Not applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)




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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

                  On May 7, 1997, Novellus Systems, Inc., a California corporation ("Buyer"), entered into an Asset Purchase Agreement (the "Agreement") with Varian Associates, Inc., a Delaware corporation ("Registrant"), pursuant to which Buyer agreed to purchase substantially all of Registrant's Thin Film Systems business (the "Business"). Copies of the Agreement are attached hereto as Exhibit 2.1. The Business, a component of one of Registrant's three core businesses, develops, manufactures and distributes products for physical vapor deposition and chemical vapor deposition of thin films.

                  On June 20, 1997 (the "Exchange Date"), the sale of the Business was completed, to be effective as of June 13, 1997 (the "Closing Date"). On the Exchange Date, Buyer acquired (effective as of the Closing Date) substantially all of the assets of the Business located in the United States. Registrant and Buyer are currently in the process of documenting the transfer of substantially all of the assets of the Business located outside the United States, such transfers to be effective as of the Closing Date. In addition, Registrant and Buyer entered into an amendment to the Agreement (together with the Agreement, the "Amended Agreement"), copies of which are attached hereto as
Exhibit 2.2 and incorporated herein by reference. Pursuant to the Amended Agreement, the Purchase Price for the Business was reduced, the Closing Date was delayed and certain conditions to closing were amended.

                  In accordance with the Amended Agreement, Buyer and its affiliates paid to Registrant and its affiliates on the Closing Date $145,500,000 (the "Purchase Price"), subject to further adjustment as set forth in the Amended Agreement, in cash in consideration of the sale of the assets of the Business. Buyer also assumed as of the Closing Date certain specified liabilities of Registrant and its affiliates related to the Business. Except as specifically provided in the Amended Agreement, Registrant and its affiliates generally retained all liabilities of the Business arising from the operations, activities or transactions of the Business up through the Closing Date, including various environmental related liabilities.

                  The Amended Agreement provides that the Purchase Price is subject to adjustment for changes, among other things, in the book value of the Business since December 27, 1996. Such an adjustment to the Purchase Price will be determined after completion of a closing balance sheet of the Business as at the Closing Date which will be audited by Seller's auditors. Such closing balance sheet must be delivered by Buyer to Registrant within 65 days following the Closing Date. As with any other dispute among the parties with respect to the Amended Agreement, any unresolved dispute concerning a possible adjustment to the Purchase Price will be subject to binding arbitration.

                  In the Amended Agreement, Registrant made various representations and warranties as to itself and the Business and has agreed to indemnify Buyer for any breaches thereof. Claims for breaches of such representations and warranties must be brought before

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June 13, 1998. Such indemnification obligations of Registrant apply to all losses, but only if such losses in the aggregate, exceed $3,000,000. Registrant's maximum indemnification obligation for such breaches is $30,000,000.

                  All other indemnification obligations of Registrant under the Amended Agreement have no time or dollar limitations. Such indemnification provisions cover, among other matters, breaches of agreements and covenants of Registrant, various liabilities retained by Registrant and its affiliates with respect to the operation of the Business through the Closing Date and liabilities arising from certain environmental claims and matters.

                  On the Closing Date, Registrant entered into various agreements with Buyer pursuant to the Amended Agreement, including (a) subleases of certain properties both to and from Buyer; (b) agreements relating to the purchase and sale of products; (c) an agreement whereby Registrant will provide certain transitional services to Buyer; and (d) agreements whereby Registrant has granted to Buyer various licenses relating to certain intellectual property of Registrant which Buyer will use in the Business. Buyer and Registrant also have entered into an agreement relating to certain expense reimbursement and indemnification obligations of Registrant with respect to certain pending litigation involving certain of the assets sold to Buyer pursuant to the Amended Agreement.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial Statements of Business Acquired.

                  Not applicable

         (b) Pro Forma Financial Information.

                  Not applicable

         (c)      Exhibits.

                  No.                                Description

                  EX-2.1 Asset Purchase Agreement, dated as of May 7, 1997, by and between Registrant and Buyer.

                  EX-2.2 First Amendment to Asset Purchase Agreement, dated as of June 20, 1997, by and between Registrant and Buyer.



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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       VARIAN ASSOCIATES, INC.



Date:  July 3, 1997                    By:  /s/ Joseph B. Phair
                                          ---------------------------------
                                                Joseph B. Phair
                                                Vice President,
                                                General Counsel
                                                 and Secretary



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                                  EXHIBIT INDEX


        Exhibit
           No.               Description                              Page No.
        -------     -------------------------------------             --------
         2.1        Asset Purchase Agreement, dated as                 2.1-1
                    of May 7, 1997, by and between
                    Registrant and Buyer.

         2.2        First Amendment to Asset Purchase                  2.2-1
                    Agreement, dated as of June 20,
                    1997, by and between Registrant and
                    Buyer.




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